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                                                                    EXHIBIT 4.10

                                OPTION AGREEMENT
                                ----------------


         THIS OPTION AGREEMENT is executed as of _______________, by and between NEW HORIZONS WORLDWIDE, INC., a Delaware corporation ("Company"), and ____________________________ ("Optionee").

                                    RECITALS
                                    --------

         WHEREAS, pursuant to terms of the New Horizons Worldwide, Inc. 1997 Outside Directors Elective Stock Option Plan, Optionee has, in lieu of receiving other consideration, elected to be issued an Option to purchase Shares; and

         WHEREAS, pursuant to terms of the Plan, Company and Optionee must execute this Option Agreement to set forth the terms and conditions of such Option;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

         1.       GRANT OF OPTION
                  ---------------

                  Subject to all of the terms and provisions of the Plan, Company hereby grants to Optionee an Option to purchase all or any part of an aggregate of ___________ Shares.

         2.       OPTION PRICE
                  ------------

                  The Option Price for the Shares covered by the Option shall be $_____ per Share, which is equal to the Fair Market Value of the Shares on _______________, 199__.

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         3.       INCORPORATION OF PLAN PROVISIONS
                  --------------------------------

                  The Plan is incorporated herein by reference, and the Option shall in all respects be subject to the terms and conditions of the Plan. In the event of a conflict between the terms and conditions of this Option Agreement and those of the Plan, the terms and conditions of the Plan shall govern. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. A copy of the Plan is attached to this Option Agreement as Exhibit A.

         IN WITNESS WHEREOF, the parties hereto have executed this document as of _____________________, 1997.

                                           NEW HORIZONS WORLDWIDE, INC.
                                                  ("Company")


                                           By:
                                              ------------------------------


                                           ---------------------------------
                                           ("Optionee")


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